Exhibit 99. 2

Pro Forma Condensed Combined Financial Statements

- Balance Sheet at December 31, 2011	2

- Statement of Operations for the Year Ended December 31, 2011	3

- Notes to Financial Statements as of and for the Year Ended December 31, 2011	4

UNAUDITED PRO FORMA

CONDENSED COMBINED BALANCE SHEET

	December 31, 2011
	Historical		Pro Forma
	Blue Dolphin	LE	Adjustments		Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,941,221	$1,822	$—		$1,943,043
Restricted cash	—	192,004	—		192,004
Accounts receivable, net of allowance for doubtful accounts	534,873	—	—		534,873
Prepaid expenses and other current assets	302,236	58,713	—		360,949
Deposits	—	473,026	—		473,026
Inventory	—	4,533,961	—		4,533,961

Total current assets	2,778,330	5,259,526	—		8,037,856

Property and equipment, at cost:
Oil and gas properties (full-cost method)	2,321,913	—	(4,333)		2,317,580
Pipelines	4,373,262	—	1,978,063		6,351,325
Onshore separation and handling facilities	1,344,455	—	(1,013,504)		330,951
Land	473,225	104,740	—		577,965
Trade name	—	—	184,368		184,368
Other property and equipment	557,374	217,136	(282,710)		491,800

	9,070,229	321,876	861,884	(a)	10,253,989
Less: accumulated depletion, depreciation and amortization	5,449,061	62,443	(5,449,061	)(a)	62,443

Total property and equipment, net	3,621,168	259,433	6,310,945		10,191,546
Construction in progress	—	32,048,496	—		32,048,496
Other assets	9,463	576,601	—		586,064
Goodwill	—	—	8,473,775	(a)	8,473,775

TOTAL ASSETS	$6,408,961	$38,144,056	$14,784,720		$59,337,737

LIABILITIES AND STOCKHOLDERS’ AND MEMBERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$441,699	$5,749,998	$(908,140	)(b)	$5,283,557
Note payable	—	46,318	—		46,318
Asset retirement obligations, current portion	203,448	—	—		203,448
Accrued expenses and other current liabilities	18,679	1,740,837	—		1,759,516
Other long-term liabilities, current portion	—	1,839,501	—		1,839,501

Total current liabilities	663,826	9,376,654	(908,140)		9,132,340
Asset retirement obligations, net of current portion	2,483,701	—	—		2,483,701
Long term debt		12,455,102			12,455,102
Interest payable	—	650,214	—		650,214

Total long-term liabilities	2,483,701	13,105,316	—		15,589,017
Commitments and contingencies
STOCKHOLDERS’ AND MEMBERS’ EQUITY
Common stock ($0.01 par value)	20,984	—	83,936	(c)	104,920
Additional paid-in capital	33,753,061	—	2,482,703	(c)	36,235,764
Members’ equity	—	15,662,086	(15,662,086	)(c)	—
Accumulated deficit	(30,512,611)	—	28,788,308	(d)	(1,724,303)

Total stockholders’ and members’ equity	3,261,434	15,662,086	15,692,860		34,616,380

TOTAL LIABILITIES AND STOCKHOLDERS’ AND MEMBERS’ EQUITY	$6,408,961	$38,144,056	$14,784,720		$59,337,737

See accompanying notes to unaudited pro forma condensed financial statements.

UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENT OF OPERATIONS

	Twelve Months Ended December 31, 2011
	Historical		Pro Forma
	Blue Dolphin	LE	Adjustments		Combined
REVENUE FROM OPERATIONS
Pipeline operations	$931,500	$—	—		$931,500
Oil and gas sales	1,342,718	—	—		1,342,718

Total revenue from operations	2,274,218	$—	—		2,274,218

COST OF OPERATIONS
Pipeline operating expenses	1,008,859	—	—		1,008,859
Lease operating expenses	1,174,252	—	—		1,174,252
Depletion, depreciation and amortization	591,927	—	—		591,927
Impairment of oil and gas properties	252,706	—	—		252,706
General and administrative expenses	1,574,364	703,916	(21,302	)(e)	2,256,978
Accretion expense	131,690	—	—		131,690
Gain on sale of property and equipment	(3,081,053)	—	—		(3,081,053)

Total cost of operations	1,652,745	703,916	(21,302)		2,335,359

Income from operations	621,473	(703,916)	21,302		(61,141)

OTHER INCOME (EXPENSE)
Net tank rental revenue		874,420			874,420
Interest and other income	17,383	18,101	—		35,484
Interest expense	—	(4,760)	—		(4,760)

Total other income (expense)	17,383	887,761	—		905,144

Income before income taxes	638,856	183,845	21,302		844,003
Income tax expense	(20,921)	—	—		(20,921)

Net income	$617,935	$183,845	$21,302	(e)	$823,082

Income per common share:
Basic	$0.30				$0.08

Diluted	$0.29				$0.08

Weighted average number of common shares outstanding:
Basic	2,093,840		8,393,560		10,487,400
Diluted	2,096,497		8,393,560		10,490,057

See accompanying notes to unaudited pro forma condensed financial statements.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

On July 12, 2011, Blue Dolphin Energy Company (“Blue Dolphin”) entered into a Purchase and Sale Agreement (the “PSA”) with Lazarus Energy Holdings, LLC (“LEH”) and LEH’s wholly-owned subsidiaries (the “Lazarus Entities”). Under terms of the PSA, Blue Dolphin acquired 100% of the membership interest of Lazarus Energy, LLC (“LE”) in exchange for 8,426,456 shares of Blue Dolphin common stock, par value $0.01 per share (the “Acquisition”). The number of Blue Dolphin shares issued as consideration represented 80% of the issued and outstanding common stock of Blue Dolphin at closing and constituted a change in control of Blue Dolphin.

The Acquisition was accounted for as a “reverse acquisition” in which LE was deemed to be the “Acquirer” and accounting predecessor and Blue Dolphin was deemed to be the “Acquiree.” The legacy Blue Dolphin is referred to herein as “Old Blue Dolphin”. Following the Acquisition, the combined company will continue to operate under the name Blue Dolphin Energy Company.

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”) have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The acquisition method of accounting under US GAAP requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values at the acquisition date. Fair value is defined under US GAAP as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Fair value measurements can be highly subjective and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Note 2 – Pro Forma Condensed Combined Financial Statements

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and operations of the combined company based upon the historical financial statements of Blue Dolphin and LE, after giving effect to the Acquisition and adjustments described in the following footnotes, and are intended to reflect the impact of the Acquisition on a pro forma basis. The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only.

The accompanying unaudited Pro Forma Condensed Combined Balance Sheet at December 31, 2011 combines the historical consolidated balance sheets of Blue Dolphin and LE, giving effect to the Acquisition as if it had been consummated on December 31, 2011 and includes pro forma adjustments for preliminary valuations by management of certain tangible and intangible assets as of December 31, 2011. These adjustments are subject to further revision upon finalization of the fair value determinations, which will occur in connection with the reporting of the first quarter of 2012 results.

The unaudited Pro Forma Condensed Combined Statement of Operations for the years ended December 31, 2011 combine the historical consolidated statements of operations of Blue Dolphin and LE.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

(CONTINUED)

Note 3 – Acquisition

Based on Blue Dolphin’s issued and outstanding common stock of 2,098,390 shares at December 31, 2011, Blue Dolphin would have acquired all of the membership interests of LE in exchange for 8,393,560 shares of Blue Dolphin common stock, subject to anti-dilution adjustments, at closing. Following the Acquisition, the shares issued to the former owners of LE constituted 80% of Blue Dolphin’s common stock resulting in a change of control in which the former owners of LE control Blue Dolphin post-acquisition.

The Acquisition was accounted for as a reverse acquisition in which LE was deemed to be the Acquirer and accounting predecessor and Blue Dolphin was deemed to be the Acquiree, under the acquisition method of accounting in accordance with Accounting Standard Codification (“ASC”) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurement and Disclosures. Under the acquisition method of accounting, the total estimated purchase price is allocated to Old Blue Dolphin’s tangible and intangible assets and liabilities based on their estimated fair values at the date of the completion of the Acquisition.

The purchase consideration to acquire Old Blue Dolphin was based on the fair value of Blue Dolphin’s issued and outstanding common stock at December 31, 2011, which was 2,098,390 shares, and Blue Dolphin’s closing stock price of $8.60 on February 15, 2011, the transaction closing date. This resulted in a fair value assessment of Old Blue Dolphin of $18,046,154.

The purchase price allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive measure and allocation. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma consolidated financial statements. Material revisions to the ongoing company’s current estimates could be necessary when the final purchase price is determined and the valuation process is completed after closing of the Acquisition.

The following table summarizes the preliminary allocation of the purchase price:

Current assets	$2,778,330
Property and equipment	9,747,745
Other long term assets	9,463
Trade name	184,368
Goodwill	8,473,775

Total assets acquired	21,193,681
Current liabilities	663,826
Long term liabilities	2,483,701

Total liabilities assumed	3,147,527

Net assets acquired	$18,046,154

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

(CONTINUED)

For purposes of this pro forma analysis, the purchase price has been allocated based on an estimate of the fair value of net assets acquired and consideration expected to be paid as of the assumed date of the acquisition. The estimated fair values were determined based on management’s best estimates at the time of this filing. The preliminary purchase price allocation for the transaction is based on preliminary estimates of fair value as of the assumed acquisition date, which will not be the closing date of the Acquisition, and will be adjusted upon completion of the ongoing company’s valuation of the related net assets acquired of the business and its review of the closing balance sheet as of the closing date of the Acquisition. Any deferred taxes or deferred tax liabilities will be recognized upon the completion of final valuations, if applicable. The final evaluation of net assets acquired is expected to be completed as soon as a final accounting is performed, but no later than one year from the acquisition date. Any changes in the preliminary value of the net assets acquired will be offset by a corresponding change in goodwill.

Note 4 – Pro Forma Adjustments

Pro forma adjustments are necessary to reflect events that are: directly attributable to the Acquisition; factually supportable, and expected to have a continuing impact. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)	To reflect amounts related to Blue Dolphin’s net tangible and intangible assets and liabilities at an amount equal to the preliminary estimate of their fair values. A value of $8,473,775 was assigned to goodwill, representing the difference between the purchase price and the aggregate preliminary fair values assigned to the tangible assets acquired less liabilities assumed, assuming the Acquisition had occurred on December 31, 2011. There were no separately identifiable intangibles. As discussed in Note 3, preliminary estimates of fair value are subject to revision upon final valuation of property and equipment and review of final balances and tax returns, which will occur in connection with the reporting of the first quarter of 2012 results.

(b)	To eliminate LE’s accounts payable to the parent company, LEH, which is forgiven and contributed to equity, in conjunction with and immediately prior to closing of the Acquisition.

(c)	To eliminate Blue Dolphin’s historical stockholders’ equity accounts and LE’s historical members’ equity accounts to reflect issued equity, based on the equity structure of Blue Dolphin, to be the sum of: (1) LE’s issued equity immediately prior to the Acquisition and (2) the fair value of shares issued to stockholders’ of Blue Dolphin pursuant to the Acquisition.

(d)	To eliminate Blue Dolphin’s historical accumulated deficit and to adjust accumulated deficit to equal LE’s accumulated deficit as of December 31, 2011.

(e)	To reduce general and administrative expenses for transactions costs of $21,302 incurred by Blue Dolphin in the year ended December 31, 2011 in connection with the Acquisition.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

(CONTINUED)

Note 5 – Income (Loss) per Share

Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Diluted net income (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

The combined entity’s financial statements are prepared as if the transaction had been completed at the beginning of the period. The net income (loss) and shares used in computing the net income (loss) per share for the year ended December 31, 2011 is based on weighted average common shares outstanding during the period. The effect of the additional shares of common stock issued as part of the Acquisition has been included for purposes of presenting pro forma net income (loss) per share.

Remainder of Page Intentionally Left Blank